UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2011

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 North J. K. Powell Boulevard, Whiteville, NC		28472-3008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2011, Waccamaw Bankshares, Inc. (the “Company”), filed articles of amendment for the purpose of amending its articles of incorporation to fix the designations, preferences, limitations, and relative rights of a series of fixed-rate noncumulative perpetual preferred stock, series B, no par value, with a liquidation preference of $30.00 per share (the “Series B Preferred Stock”). The articles of amendment were effective immediately on filing. A copy of the articles of amendment is attached as exhibit 3.1 hereto and incorporated herein by reference. The following is a summary of the features of the Series B Preferred Stock.

Voting Rights. The Series B Preferred Stock generally has no voting rights. However, the holders of the Series B Preferred Stock have the right to vote on certain matters, including (1) the authorization of securities ranking senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up or the Company; (2) amendments to the Company’s articles of incorporation that would adversely affect the rights, preferences, privileges, or voting powers of the Series B Preferred Stock; and (3) certain share exchanges, reclassifications, mergers, and consolidations of the Company.

Liquidation Rights. Upon the merger, consolidation, sale of all or substantially all of the Company’s assets, share exchange, liquidation, dissolution, or winding up of the Company, the Company may not make a distribution to the holders of stock ranking junior to the Series B Preferred Stock unless it has distributed $30.00 per share (subject to certain adjustments) to the holders of the Series B Preferred Stock. The Company’s common stock ranks junior to the Series B Preferred Stock. The Company may not make a distribution to the holders of stock ranking equally with the Series B Preferred Stock unless the distribution is made proportionately on the Series B Preferred Stock and all other stock ranking equally with the Series B Preferred Stock. The Company’s series A preferred stock ranks equally with the Series B Preferred Stock.

Dividends. Holders of the Series B Preferred Stock are entitled to receive noncumulative quarterly dividends at a rate of 9% per year on the liquidation amount per share (currently $30.00) of Series B Preferred Stock. So long as any shares of Series B Preferred Stock remain outstanding, the Company may not pay dividends on any stock ranking junior to the Series B Preferred Stock (such as the Company’s common stock) unless it has paid full dividends on the Series B Preferred Stock.

Redemption. The Series B Preferred Stock may be redeemed by the Company on or after the third anniversary of its date of issuance, subject to regulatory approval. The redemption price must be equal to 110% of the issue price of the Series B Preferred Stock, plus the amount of any declared by unpaid dividends.

Conversion. Shares of the Series B Preferred Stock are convertible by the holders thereof into shares of the Company’s common stock on the basis of 1.5 shares of common stock for each shares of Series B Preferred Stock so converted. Shares of the Series B Preferred Stock are also convertible by the Company in the event that the holders of the Series B Preferred Stock are afforded any voting powers provided by law that are not granted by the Company’s articles of incorporation. In this instance, the Company may convert each share of Series B Preferred Stock into a share of the Company’s common stock on a one-for-one basis.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Waccamaw Bankshares, Inc., with respect to Fixed-Rate Noncumulative Perpetual Preferred Stock, Series B, filed March 11, 2011

This current report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.
(Registrant)
Date	March 17, 2011
/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Waccamaw Bankshares, Inc., with respect to Fixed-Rate Noncumulative Perpetual Preferred Stock, Series B, filed March 11, 2011